                                                                      EXHIBIT 21

                                MOVIE STAR, INC.

Company owns 100% of the voting securities of its subsidiary, which are included in the consolidated financial statements.

     NAME OF SUBSIDIARY              OWNERSHIP         STATE OF INCORPORATION
     ------------------              ---------         ----------------------

     Cinejour Lingerie, Inc.           100%                    Canada